UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Act of 1934

May 24, 2021
Date of Report (Date of earliest event reported)

SUNOCO LP
(Exact name of registrant as specified in its charter)

Delaware	001-35653	30-0740483
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8111 Westchester Drive, Suite 400
Dallas	,	Texas	75225
(Address of principal executive offices, including zip code)
(214) 981-0700
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Units Representing Limited Partner Interests	SUN	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of Directors

Effective May 25, 2021, Mr. David. K. Skidmore and Mr. William P. Williams were appointed to the board of directors (the “Board”) of Sunoco GP LLC (the “General Partner”), the general partner of Sunoco LP (the “Partnership”), by the sole member of the General Partner pursuant to the provisions of the Amended and Restated Limited Liability Company Agreement of the General Partner dated September 25, 2012, as amended. Mr. Skidmore and Mr. Williams each join the Board as an independent director. Mr. Skidmore was appointed to serve as a member of the Audit Committee of the Board.

Consistent with other non-employee members of the Board, Mr. Skidmore and Mr. Williams each will be eligible to receive cash compensation for his service on the Board and to receive initial and annual grants of restricted phantom units under the Partnership’s 2018 Long Term Incentive Plan.

There are no arrangements or understandings with the Partnership, or any other persons, pursuant to which either Mr. Skidmore or Mr. Williams was appointed as a director of the General Partner. There are no relationships regarding either Mr. Skidmore or Mr. Williams that would require disclosure pursuant to Item 404(a) of Regulation S-K.

In coordination with the appointment of the two new directors Messrs. Skidmore and Williams, Mr. Thomas E. Long announced his decision to no longer serve as a director of the General Partner effective May 25, 2021. Mr. Long’s departure from the Board is not a result of any disagreement with the General Partner, the Partnership, management or other current or newly appointed directors. Mr. Long has served as a director of the General Partner since May 2016.

SIGNATURE
    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNOCO LP
		By:	Sunoco GP LLC, its general partner
Date:	May 26, 2021	By:	/s/ Arnold Dodderer
Arnold Dodderer
General Counsel and Assistant Secretary